Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement of Weatherford International Ltd. (the successor of Weatherford International, Inc.) on Form S-3 of our reports dated June 6, 2005, relating to the consolidated financial statements and the related consolidated financial statement schedule of Universal Compression Holdings, Inc. and Universal Compression, Inc. for the year ended March 31, 2005, and management’s report on the effectiveness of internal control over financial reporting for Universal Compression Holdings, Inc., appearing in the Annual Report on Form 10-K of Universal Compression Holdings, Inc. and Universal Compression, Inc. for the year ended March 31, 2005 and incorporated by reference in the Annual Report on Form 10-K/A of Weatherford International Ltd. for the year ended December 31, 2004, which is incorporated by reference herein. We also consent to the reference to us under the heading “Experts” in the Prospectus, which is part of this registration statement.
/s/ DELOITTE & TOUCHE LLP
Houston, Texas
October 5, 2005